EFFECTIVE AUGUST 23RD, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 10, 2004


                                  BIOFARM, INC.
             (Exact name of registrant as specified in its charter)


               Nevada                      000-20317             88-0270266
    (State or other jurisdiction         (Commission           (IRS Employer
           of incorporation)              File Number)      Identification No.)


       1255 Battery Street, Suite 200 San Francisco, CA            94111
           (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code: (415) 288-3333

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC873(6-04)   Potential  persons  who  are  to  respond  to the  collection  of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

This amendment to Form 8-K, originally filed on December 16, 2004, includes the information required under Item 9.01 of Form 8-K. This amendment includes no other changes to Form 8-K, as originally filed on December 16, 2004.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

                                TABLE OF CONTENTS

a) Financial statements of businesses acquired (as of October 31, 2004, and for the ten months ended October 31, 2004 and the year ended December 31, 2003)

        Report of Independent Registered Public Accounting Firm             F-1
        Balance sheet                                                       F-2
        Statements of operations                                            F-3
        Statements of cash flows                                            F-4
        Statements of stockholders' equity (deficit)                        F-5
        Notes to financial statements                                       F-6

b) Pro forma financial statements (as of October 31, 2004 and for the period then ended)

        Unaudited pro forma condensed combining financial information      F-13
        Unaudited pro forma condensed combining balance sheet              F-14
        Unaudited pro forma condensed combining statement of operations    F-15

        Notes to unaudited pro forma condensed
          combining financial statements                                   F-16

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Stockholders and Board of Directors
friendlyway, Inc.

We have audited the accompanying balance sheet of friendlyway, Inc. (the "Company") as of October 31, 2004, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the ten month period ended October 31, 2004 and the year ended December 31, 2003. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of friendlyway, Inc. as of October 31, 2004, and the results of its operations and its cash flows for the ten month period ended October 31, 2004 and the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company entered into a reverse merger transaction with Biofarm, Inc. on December 10, 2004. The reverse merger transaction will be accounted for as a recapitalization of the Company, which is the accounting acquirer, effective on December 10, 2004. Also as discussed in Note 1 to the financial statements, in connection with its reverse merger transaction with Biofarm, Inc., the Company has changed its fiscal year end to October 31.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company incurred a net loss of $437,178 for the ten-months ended October 31, 2004, and has total assets of $742,005 and an accumulated deficit of $670,615 at October 31, 2004. The realization of a major portion of the Company's assets is dependent upon its ability to meet future financing requirements, and the success of future operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters also are described in Note
3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                       /s/ ASHER & COMPANY, LTD.


Philadelphia, PA
February 23, 2005

                         FRIENDLYWAY, INC.
                           BALANCE SHEET
                          OCTOBER 31, 2004

                               ASSETS

CURRENT ASSETS
      Cash and cash equivalents                                     $ 139,403
      Accounts receivable, net of allowance for doubtful
        accounts of $73,250                                           412,083
      Inventory                                                        59,620
      Other current assets                                             44,344
                                                                    ---------
            Total current assets                                      655,450

 FURNITURE AND EQUIPMENT, net                                          86,555
                                                                    ---------

            TOTAL ASSETS                                            $ 742,005
                                                                    =========

           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

 CURRENT LIABILITIES
     Note payable, bank                                             $  49,851
     Note payable, other                                               52,500
     Convertible notes payable, Stockholders                          198,000
     Convertible notes payable, other                                 198,000
     Accounts payable                                                 358,410
     Accrued interest                                                  15,631
     Accrued license and maintenance fees,
       Stockholder                                                     70,435
     Other current liabilities                                         24,829
                                                                    ---------
            Total current liabilities                                 967,656

 LONG-TERM DEBT
     Note payable, other                                                7,500
     Convertible note payable, Stockholder                             15,000
     Note payable, Stockholder                                        367,500
                                                                    ---------
                                                                      390,000

 STOCKHOLDERS' EQUITY (DEFICIT)
     Common stock, $.001 par value; 20,000,000
       shares authorized, 10,000,000 issued
       and outstanding                                                 10,000
     Additional paid-in capital                                       190,143
     Accumulated deficit                                             (670,615)
     Unearned compensation                                           (145,179)
                                                                    ---------
             Total stockholders' equity (deficit)                    (615,651)
                                                                    ---------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)   $ 742,005
                                                                    =========


              The accompanying notes are an integral part of these
                              financial statements.

                                FRIENDLYWAY, INC.
                            STATEMENTS OF OPERATIONS
                      TEN MONTHS ENDED OCTOBER 31, 2004 AND
                          YEAR ENDED DECEMBER 31, 2003


                                                      2004            2003
                                                      ----            ----
REVENUES
     Sales                                      $  1,611,385     $  1,224,286
     Rentals and services                            333,146          412,726
                                                ------------     ------------
           Total revenues                          1,944,531        1,637,012

COST OF REVENUES
     Sales                                         1,035,176        1,010,124
     Rentals and services                            157,298          183,534
                                                ------------     ------------
           Total cost of revenues                  1,192,474        1,193,658
                                                ------------     ------------
Gross profit                                         752,057          443,354

Selling, general and administrative expenses       1,001,870          906,081
Stock based compensation                             185,321               --
                                                ------------     ------------

Loss from operations                                (435,134)        (462,727)

Other income (expense)
     Interest expense                                (19,061)          (4,786)
     Other income                                     17,017           34,060
                                                ------------     ------------
                                                      (2,044)          29,274
                                                ------------     ------------


            NET LOSS                            $   (437,178)    $   (433,453)
                                                ============     ============


Basic and diluted loss per common share         $      (0.04)    $      (0.04)
                                                ============     ============

Weighted average number of shares                 10,000,000       10,000,000
                                                ============     ============



              The accompanying notes are an integral part of these
                             financial statements.

                                FRIENDLYWAY, INC.
                            STATEMENTS OF CASH FLOWS
                      TEN MONTHS ENDED OCTOBER 31, 2004 AND
                          YEAR ENDED DECEMBER 31, 2003

                                                         2004          2003
                                                         ----          ----
OPERATING ACTIVITIES
     Net loss                                         $(437,178)    $(433,453)
     Adjustments to reconcile net loss to net
       cash utilized by operating activities:
          Bad debt                                       48,795        55,422
          Depreciation                                   13,929           636
          Stock based compensation                      185,321            --
          Changes in:
             Accounts receivable                       (325,276)       10,826
             Inventory                                  (46,606)      187,980
             Other current assets                       (27,755)      107,411
             Accounts payable                           124,777       (39,122)
             Accrued interest                            15,631            --
             Accrued license and maintenance
               fees, Stockholder                         48,613        21,822
             Other current liabilities                   (6,755)       20,686
                                                      ---------     ---------

     Net cash utilized by operating activities         (406,504)      (67,792)

INVESTING ACTIVITIES
     Purchase of property and equipment                 (94,764)       (6,356)
                                                      ---------     ---------

     Net cash utilized by investing activities          (94,764)       (6,356)

FINANCING ACTIVITIES
     Short-term borrowings                              409,947        35,904
     Long-term borrowings                                15,000            --
     Proceeds from sale of treasury stock               180,000            --
                                                      ---------     ---------

     Net cash provided by financing activities          604,947        35,904
                                                      ---------     ---------

         INCREASE (DECREASE) IN CASH                    103,679       (38,244)

Cash, beginning of period                                35,724        73,968
                                                      ---------     ---------

Cash, end of period                                   $ 139,403     $  35,724
                                                      =========     =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

      Cash paid for interest during the period        $   3,430     $   4,786
                                                      =========     =========


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

During the ten month period ended October 31, 2004, the Company acquired 1,633,334 shares of treasury stock and issued a note payable in the amount of $367,500 as consideration.

During the ten month period ended October 31, 2004, the Company issued 833,334 shares of treasury stock to an employee and a Stockholder as compensation valued at $187,500, of which $40,179 is unearned at October 31, 2004.

During the ten month period ended October 31, 2004, the Company granted non-qualified stock options to purchase 820,000 shares of its common stock to employees, with an aggregate intrinsic value of $123,000, of which $105,000 is unearned at October 31, 2004.

During the ten month period ended October 31, 2004, the Company granted non-qualified stock options to purchase 100,000 shares of its common stock to an investor, with a fair value of $20,000.

              The accompanying notes are an integral part of these
                              financial statements.

                                FRIENDLYWAY, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                   TEN MONTH PERIOD ENDED OCTOBER 31, 2004 AND
                          YEAR ENDED DECEMBER 31, 2003

                                                                                 RETAINED                                  TOTAL
                                                                   ADDITIONAL    EARNINGS                              STOCKHOLDERS'
                                                                    PAID IN    (ACCUMULATED   TREASURY    UNEARNED        EQUITY
                                         SHARES     COMMON STOCK    CAPITAL      DEFICIT)      STOCK    COMPENSATION     (DEFICIT)
                                         ------     ------------   ----------   -----------   --------  ------------   -------------
Balance at January 1, 2003             10,000,000   $    10,000   $    47,143  $   200,016   $      --  $        --   $   257,159

  Net loss                                                                        (433,453)                              (433,453)
                                      -----------   -----------   -----------  -----------   ---------  -----------   -----------
Balance at December 31, 2003           10,000,000        10,000        47,143     (233,437)         --           --      (176,294)

  Purchase of treasury stock
    - 1,633,334 shares                                                                        (367,500)                  (367,500)

  Reissuance of treasury stock for
    compensation - 833,334 shares                                                              187,500      (40,179)      147,321

  Sale of treasury stock - 800,000
    shares                                                                                     180,000                    180,000

  Stock options granted for services                                  143,000                              (105,000)       38,000

  Net loss                                                                        (437,178)                              (437,178)
                                      -----------   -----------   -----------  -----------   ---------  -----------   -----------

Balance at October 31, 2004            10,000,000   $    10,000   $   190,143  $  (670,615)  $      --  $  (145,179)  $  (615,651)
                                      ===========   ===========   ===========  ===========   =========  ===========   ===========

              The accompanying notes are an integral part of these
                              financial statements.

                                FRIENDLYWAY, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.    ORGANIZATION AND BASIS OF PRESENTATION

      friendlyway, Inc. ("FWI" or the "Company") is a leading self-service solutions provider of customer-facing public access self-service systems. The Company's products focus on the improvement of internet-based customer communication at the point of sale in retail stores, point of service/information in public locations or the Internet.

      The Company was incorporated on June 8, 2000 in the State of Delaware by friendlyway, AG ("FWAG"). Through July 31, 2002, FWI was a wholly owned subsidiary of FWAG. Effective August 1, 2002, the Company's President acquired a 70% interest in FWI from FWAG pursuant to a Management Buyout Agreement ("MBO") with FWAG. Following the MBO, FWAG retained a 30% ownership interest in FWI.

      In connection with its reverse merger with Biofarm, Inc. on December 10, 2004 (See Note 11), the Company has changed its fiscal year end to October
      31. The accompanying 2004 financial statements are as of October 31, 2004 and for the ten month period then ended. The accompanying 2003 financial statements are for the year ended December 31, 2003.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reporting period. Accordingly, actual results could differ from those estimates.

      CASH AND CASH EQUIVALENTS

      Cash and cash equivalents consist of cash on hand and highly liquid investments purchased with an original maturity of three months or less.

      INVENTORY

      Inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out method. Inventory consists entirely of finished goods at October 31, 2004.

      FURNITURE AND EQUIPMENT

      Furniture and equipment are recorded at cost. Depreciation is computed using accelerated and straight-line methods over the assets estimated useful lives of 3 to 5 years.

      Expenditures for repairs and maintenance are charged to expense as incurred. When depreciable assets are sold, retired or impaired, the cost and related accumulated depreciation are removed with the resulting gain or loss credited or charged to income.

      REVENUE RECOGNITION

      Revenue consists primarily of sales and rentals of self-service systems and professional services. Sales revenue is recognized when both title and risk of loss transfer to the customer, provided that no significant obligations remain. Rental revenue is recognized as earned in accordance with the terms of rental agreements, which are generally short-term in duration. The Company provides for an estimate of product returns and doubtful accounts, based on historical experience.

                                FRIENDLYWAY, INC.
                          NOTES TO FINANCIAL STATEMENTS

      ADVERTISING AND PROMOTION EXPENSE

      Advertising and promotion costs are expensed as incurred. Advertising and promotion expense incurred for the ten-months ended October 31, 2004 was $25,638 and $107,169 for the year ended December 31, 2003.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      Statement of Financial Accounting Standards ("SFAS") No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of the fair value of certain financial instruments. The Company's financial instruments include cash and equivalents, trade receivables, accounts payable, and debt. Due to their current maturities, the carrying amounts of financial instruments are considered a reasonable estimate of the fair value of these instruments. The fair value of the guarantee of debt by the majority Stockholder's close relatives (See Note 5) is considered de minimus due to the amount of the credit facility guaranteed.


      INCOME TAXES

      The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes.

      STOCK BASED COMPENSATION

      The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, and uses the intrinsic value method of accounting for stock-based awards granted to employees, as prescribed in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. For stock-based awards granted to outside parties, the Company uses the fair value method of accounting as prescribed in SFAS No. 123.

      Pro-forma information regarding net income is required to be presented as if the Company had accounted for all stock options granted under the provisions of SFAS No. 123. The fair value of stock options granted has been estimated, as of the respective dates of grant, using the Black-Scholes option-pricing model. The following assumptions were used for such estimates: no dividend yield; no expected volatility; risk-free interest rate of 3.5% and 1.9% for the period ended October 31, 2004 and the year ended December 31, 2003, respectively; and a weighted average expected life of the options of 3 to 5 years. Had the accounting provisions of SFAS No. 123 been adopted, net loss and share data for the period ended October 31, 2004 and the year ended December 31, 2003 would have been as follows:

                                               January 1, 2004 -
                                               October 31, 2004        2003


      Net loss:
        As reported                          $(437,178)      $(433,453)
        Less additional pro forma stock
          based compensation                   (30,000)        (12,000)
                                              ---------       ---------
        Pro forma                            $(467,178)      $(445,453)
                                              ---------       ---------
      Loss per share:
        As reported                          $    (.04)      $    (.04)
        Pro forma                            $    (.05)      $    (.04)

      All transactions with parties other than employees or services are the consideration received for the issuance of stock are accounted for based on the fair value of the consideration received or the fair value of the stock, whichever is more reliably measurable.

                                FRIENDLYWAY, INC.
                          NOTES TO FINANCIAL STATEMENTS

      EARNINGS PER SHARE

      The Company accounts for loss per share under the provisions of SFAS No. 128, Loss Per Share, which requires a dual presentation of basic and diluted loss per share. Basic loss per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the year. Diluted loss per share is computed assuming the conversion of common stock equivalents, when dilutive. For the period ended October 31, 2004 and the year ended December 31, 2003, the Company's common stock equivalents, which consist of convertible debt and stock options, were anti-dilutive, and therefore, basic and diluted loss per share were the same.

      RECLASIFICATIONS

      Certain amounts have been reclassified in the prior year's financial statements to conform with the current period's presentation.

3.    GOING CONCERN MATTERS

      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company incurred a net loss of $437,178 for the ten-months ended October 31, 2004, and has total assets of $742,005 and an accumulated deficit of $670,615 at October 31, 2004. The realization of a major portion of the Company's assets is dependent upon its ability to meet future financing requirements, and the success of future operations. As described in Note 11, in December 2004, the Company entered in a reverse merger transaction with Biofarm, Inc., a public shell-company. Additionally, the Company is seeking additional sources of financing, primarily for working capital purposes. The Company's ability to operate in the immediate future is highly dependent upon its ability to obtain financing.

      These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

4.    FURNITURE AND EQUIPMENT

      Furniture and equipment consist of the following at October 31, 2004:

                  Rental equipment                              $  89,484
                  Office furniture and equipment                   11,636
                      Total furniture and equipment, at cost      101,120
                  Accumulated depreciation                        (14,565)
                      Total furniture and equipment, net        $  86,555

      Depreciation expense for the ten month period ended October 31, 2004 and the year ended December 31, 2003 was $13,929 and $636, respectively.

5.    NOTES PAYABLE AND LONG-TERM DEBT

      NOTE PAYABLE, BANK

      The Company has a line of credit with a bank which provides for maximum borrowings of $50,000. At October 31, 2004, there was $49,851 outstanding against this line of credit. Borrowings against the line of credit bear interest at the bank's prime rate plus 2% (6.75% at October 31, 2004). This line of credit expires in January 2006, and may be extended on an annual basis. Interest is payable monthly. Upon termination of the line of credit, any borrowings outstanding at that time are payable over 48 months. This line of credit is guaranteed by close relatives of the Company's majority Stockholder.

                                FRIENDLYWAY, INC.
                          NOTES TO FINANCIAL STATEMENTS

      NOTE PAYABLE, OTHER

      In December 2003, the Company entered into an unsecured promissory note for $60,000 for services rendered by its law firm. The note constitutes a settlement of $73,810 of outstanding payables with $13,810 reflected as a settlement recorded on the Statement of Operations as other income for the year ended December 31, 2003. The note bears interest of 10% per annum and matures on December 31, 2005. Payments required on the note are for a $30,000 payment on or before December 31, 2004 with quarterly payments of $7,500 thereafter.

      CONVERTIBLE NOTES, STOCKHOLDERS

      During 2004, the Company issued convertible notes payable to the Company's CFO (also a Stockholder of the Company) in the aggregate amount of $33,000, and to another Stockholder of the Company in the amount of $180,000. Such convertible notes are unsecured, bear interest at 5% per annum, and are payable on August 15, 2005 ($18,000), October 3, 2005 ($180,000) and November 15, 2005 ($15,000). These convertible notes provide for automatic conversion features contingent upon the Company satisfying certain conditions by November 15, 2004. Such conditions were not satisfied by November 15, 2004. These convertible notes also provide an optional conversion feature which permits the note holders to convert the notes into 660,408 shares of the Company's common stock upon 30 days written notice to the Company. At October 31, 2004, no conversion rights were exercised by the note holders.

      CONVERTIBLE NOTES, OTHER

      During 2004, the Company issued convertible notes to unrelated third parties in the aggregate amount of $198,000. Such convertible notes are unsecured, bear interest, of 5% to 10% per annum, and are payable on various dates through August 15, 2005. These convertible notes provide for automatic conversion features contingent upon the Company satisfying certain conditions by November 15, 2004. Such conditions were not satisfied by November 15, 2004. These convertible notes also provide an optional conversion feature which permits the note holders to convert the notes into an aggregate of 611,112 shares of the Company's common stock upon 30 days written notice to the Company. At October 31, 2004, no conversion rights were exercised by the note holders.

      NOTE PAYABLE, STOCKHOLDER

      During 2004, the Company reacquired 1,633,334 shares of its common stock held by the Company's CEO and President (also the Company's majority Stockholder at October 31, 2004) . The purchase price for the reacquisition of shares was $0.225 per share, or $367,500, which the Company satisfied through the issuance of a promissory note. This note is unsecured, bears interest of 6% per annum, and matures on December 31, 2006. Upon the occurrence of certain events prior to December 31, 2006, as defined in the promissory note, the Company shall commence making quarterly payments of $40,000, plus accrued interest, with any remaining balances due and payable on December 31, 2006.

      Aggregate maturities of debt at October 31, 2004 are as follows:

                       Year       Amount

                       2005      $498,351
                       2006        22,500
                       2007       367,500

                                FRIENDLYWAY, INC.
                          NOTES TO FINANCIAL STATEMENTS

6.    INCOME TAXES

      At October 31, 2004, the Company has gross deferred tax assets of approximately $1.9 million related to net operating loss carry-forwards and a difference in the basis of property and equipment between financial reporting and income tax reporting. At October 31, 2004, the Company has net operating loss carry-forwards for income tax purposes, which expire through 2019, of approximately $4.3 million that may be offset against future taxable income, if any, subject to certain limitations. Management has provided a deferred tax valuation allowance against all deferred tax assets.

7.    RELATED PARTY TRANSACTIONS

      In August 2002, the Company entered into a License Agreement ("License Agreement) with its former parent and current minority shareholder, FWAG. Under the terms of the License Agreement, FWI is required to pay a license and maintenance fee as a percentage of gross revenue to FWAG. For the ten-month period ended October 31, 2004 and the year ended December 31, 2003, FWI has incurred license and maintenance fee expense in the amounts of $48,613 and $21,822, respectively, and at October 31, 2004, has recorded a liability of $70,435 related to license and maintenance fees payable.

      During the ten-month period ended October 31, 2004 and the year ended December 31, 2003, the Company had purchases of $100,688 and $27,543, respectively, from FWAG.

8.    COMMITMENTS AND CONTINGENCIES

      The Company currently leases it office facilities on a month-to-month basis. Rent expense for the ten-months ended October 31, 2004 and for the year ended December 31, 2003 was $51,380 and $77,909, respectively.

9.    STOCK OPTION PLAN

      The Company's  2003 Stock Option Plan ("the Plan") has reserved  2,000,000
      shares  of  common  stock  for  issuance  to   employees,   directors  and
      consultants of the Company.

      Under the Plan, eligible individuals may be granted incentive options or non-qualified options. The exercise price of incentive stock options granted under the Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of non-qualified options granted under the Plan must be not less than 85% of the fair market value of the common stock on the grant date, as determined by the Board of Directors. In addition, incentive and non-qualified options may be granted to persons owning more than 10% of the voting power of all classes of stock, at a price no lower than 110% of the fair market value at the date of grant, as determined by the Board of Directors. The Board also has the authority to set the term of the options (no longer than ten years from the date of grant). Options granted generally vest at the rate of 25% one year from the date of grant, and 1/36 each month thereafter.

                                FRIENDLYWAY, INC.
                          NOTES TO FINANCIAL STATEMENTS

      A summary of the activity of the Plan or the period from January 1, 2003 through October 31, 2004 is as follows:

                                                                    Weighted
                                                                     Average
                                                Number of Shares  Exercise Price

Outstanding at January 1, 2003                             --            --
Granted during 2003                                   500,000      $   0.05
                                                      -------      --------
Outstanding at December 31, 2003                      500,000      $   0.05
Granted during the period
  ended October 31, 2004                              920,000      $   0.17
                                                      -------      --------
Outstanding at October 31, 2004                     1,420,000      $   0.13
                                                    =========      ========

      At October 31, 2004, the weighted average remaining contractual life of outstanding stock options was 9.2 years. Of the total outstanding stock options at October 31, 2004, exercisable stock options totaled 156,250, with a weighted average exercise price of $0.05 per share.

      The weighted average fair value of stock options granted during the period ended October 31, 2004 was $184,000.

10.   SEGMENTS

      The Company reports segments in accordance with SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information. SFAS 131 requires disclosure of certain information about operating segments, geographic areas in which the Company operates, major customers, and products and services. In accordance with SFAS 131, the Company has determined it has two operating segments: the Systems Sales segment and Systems Rental segment. These segments are not managed separately and there are no significant differences in the systems deployed via sales or rental.

      The markets served by Systems Sales segment is North and South America (sales are predominantly in the United States). The Systems Rental segment serves primarily the United States. Sales and rental to any individual customer did not exceed 10% of consolidated sales.

                                FRIENDLYWAY, INC.
                          NOTES TO FINANCIAL STATEMENTS

      The Company does not maintain separate stand-alone financial statements prepared in accordance with generally accepted accounting principles for each of its operating segments. In accordance with SFAS 131, the following table presents information related to each operating segment included in, and in a manner consistent with, internal management reports.

                                  Ten-months ended
                                  October 31, 2004     2003

      Revenue
       Sales                         $1,611,385    $1,224,286
       Rentals and services             333,146       412,726
                                     ----------    ----------
           Total revenues             1,944,531     1,637,012

      Cost of revenues
       Sales                          1,035,176     1,010,124
       Rentals and services             157,298       183,534
                                     ----------    ----------
           Total cost of revenues     1,192,474     1,193,658
                                     ----------    ----------
      Gross profit                   $  752,057    $  443,354
                                     ==========    ==========



11.   SUBSEQUENT EVENTS

      On December 10, 2004, the Company entered in a reverse merger transaction with Biofarm, Inc. ("BIOF"). At October 31, 2004, BIOF was a non-operating public shell corporation. As a result of this transaction, the stockholders of FWI became the controlling stockholders of BIOF, and FWI became a public company Registrant. This reverse merger transaction will be accounted for as a recapitalization of FWI, as FWI is the accounting acquirer, effective December 10, 2004. During the ten-months ended October 31, 2004, the Company incurred approximately $173,000 of costs related to the reverse merger transaction.

      On December 21, 2004, the Company introduced its new business unit, "friendlyway Media." The new business unit is expected to provide multimedia and digital signage services customized to client specific needs.

          UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

On December 10, 2004, Biofarm, Inc. ("BIOF") and friendlyway, Inc. ("FWI") completed into a Stock Exchange Agreement ("Transaction") whereby the stockholders of FWI exchanged each share they owned of FWI common stock for 1.8 shares of BIOF common stock. The Transaction has been accounted for as a recapitalization of FWI, effective on December 10, 2004, as FWI is the accounting acquirer. In connection with the Transaction, FWI has changed its fiscal year end to October 31 from December 31. The accompanying historical audited financial statements of FWI are as of October 31, 2004 and for the ten month period then ended and the year ended December 31, 2003.

The following unaudited pro forma condensed combining financial statements have been derived by the application of pro forma adjustments to the historical financial statements of FWI, included elsewhere in this Form 8-K, combined with the historical consolidated financial statements of Biofarm, Inc. ("BIOF"). The Unaudited Pro Forma Condensed Combining Balance Sheet as of October 31, 2004 gives effect to the merger as if it had occurred on that date. The Unaudited Pro Forma Condensed Combined Statement of Operations for the Period Ended October 31, 2004 gives effect to the merger as if it had occurred on November 1, 2003.

You should read the following Unaudited Pro Forma Condensed Combining Financial Statements together with FWI's historical audited financial statements and the related notes included elsewhere in this Form 8-K.

In connection with the Transaction, BIOF issued 18 million shares of its common stock for the shares of the FWI common stock then outstanding. Additionally, in connection with the Transaction, stock options outstanding at December 10, 2004, to acquire 1,420,000 shares of FWI common stock, converted in rights to acquire 2,556,000 shares of BIOF common stock.

The following Unaudited Pro Forma Condensed Combining Financial Statements and notes thereto contain forward-looking statements that involve risks and uncertainties. Upon completion of the Transaction, BIOF's financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected in this proxy statement/prospectus because of a variety of factors, including additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the Transaction is completed. BIOF has presented these Unaudited Pro Forma Condensed Combining Financial Statements for illustrative purposes only and are not necessarily indicative of the operating results or financial position that BIOF would have achieved had the Transaction been completed as of the date indicated, or the results that BIOF may obtain in the future.

                                  BIOFARM, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                                OCTOBER 31, 2004

                                                                     HISTORICAL
                                                            ---------------------------
                                                              BIOFARM           FWI         ADJUSTMENTS      PRO FORMA
                                                            -----------     -----------     -----------     -----------
ASSETS

CURRENT ASSETS
      Cash and cash equivalents                             $       243     $   139,403     $        --     $   139,646
      Accounts receivable, net                                       --         412,083              --         412,083
      Inventory                                                      --          59,620              --          59,620
      Other current assets                                           --          44,344              --          44,344
                                                            -----------     -----------     -----------     -----------
            Total current assets                                    243         655,450              --         655,693

 FURNITURE AND EQUIPMENT, net                                        --          86,555              --          86,555
                                                            -----------     -----------     -----------     -----------

            Total Assets                                    $       243     $   742,005     $        --     $   742,248
                                                            ===========     ===========     ===========     ===========


LIABILITIES AND STOCKHOLDERS' DEFICIT

 CURRENT LIABILITIES
     Note payable, bank                                     $        --     $    49,851     $        --     $    49,851
     Note payable, other                                             --          52,500              --          52,500
     Convertible notes payable, Stockholders                         --         198,000              --         198,000
     Convertible notes payable, other                                --         198,000              --         198,000
     Accounts payable                                           101,818         358,410          50,000(1)      510,228
     Accrued interest                                                --          15,631              --          15,631
     Accrued license and maintenance fees, Stockholder               --          70,435              --          70,435
     Other current liabilities                                       --          24,829              --          24,829
                                                            -----------     -----------     -----------     -----------
            Total current liabilities                           101,818         967,656          50,000       1,119,474

 LONG-TERM DEBT
     Note payable, other                                             --           7,500              --           7,500
     Convertible note payable, Stockholder                           --          15,000              --          15,000
     Note payable, Stockholder                                       --         367,500              --         367,500
                                                            -----------     -----------     -----------     -----------
                                                                     --         390,000              --         390,000

 STOCKHOLDERS' DEFICIT                                         (101,575)       (615,651)        (50,000)(1)    (767,226)
                                                            -----------     -----------     -----------     -----------

             Total Liabilities and Stockholders' Deficit    $       243     $   742,005     $        --     $   742,248
                                                            ===========     ===========     ===========     ===========

                                  BIOFARM, INC
         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                          PERIOD ENDED OCTOBER 31, 2004

                                                                    HISTORICAL
                                                          -----------------------------
                                                            BIOFARM             FWI          ADJUSTMENTS          PRO FORMA
                                                          ------------     ------------     ------------        ------------
REVENUES
     Sales                                                $         --     $  1,611,385     $         --        $  1,611,385
     Rentals and services                                           --          333,146               --             333,146
                                                          ------------     ------------     ------------        ------------
           Total revenues                                           --        1,944,531               --           1,944,531

COST OF REVENUES

     Sales                                                          --        1,035,176               --           1,035,176
     Rentals and services                                           --          157,298               --             157,298
                                                          ------------     ------------     ------------        ------------
           Total cost of revenues                                   --        1,192,474               --           1,192,474
                                                          ------------     ------------     ------------        ------------

Gross profit                                                        --          752,057               --             752,057

Selling, general and administrative expenses                    82,817        1,001,870           50,000(1)        1,134,687
Costs related to abandoned investments                          17,500               --               --              17,500
Stock based compensation                                            --          185,321               --             185,321
                                                          ------------     ------------     ------------        ------------

Loss from operations                                          (100,317)        (435,134)         (50,000)           (585,451)

Other income (expense)

  Interest expense                                                  --          (19,061)              --             (19,061)
  Other income                                                      --           17,017               --              17,017
                                                          ------------     ------------     ------------        ------------

Loss before extraordinary item                                (100,317)        (437,178)         (50,000)           (587,495)

Extraordinary loss: Transfer of assets and liabi1ities         193,892               --               --             193,892
                                                          ------------     ------------     ------------        ------------

            NET LOSS                                      $   (294,209)    $   (437,178)    $    (50,000)       $   (781,387)
                                                          ============     ============     ============        ============


Basic and diluted loss per common share (2)
  Loss before extraordinary item                          $      (0.02)    $      (0.02)                        $      (0.02)
  Extraordinary item                                             (0.03)              --                                (0.01)
                                                          ------------     ------------                         ------------
                                                          $      (0.05)    $      (0.02)                        $      (0.03)
                                                          ============     ============                         ============

Weighted average number of shares (3)                        5,554,609       18,000,000                           23,554,609
                                                          ============     ============                         ============


BIOFARM, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

(1) Reflects the estimated costs of the transaction.

(2) Historical basic and diluted loss per common share data for FWI has been adjusted to reflect the pro forma capitalization of FWI - see Note 3.

(3) Historical weighted average shares of FWI of 10 million for the period ended October 31, 2004 has been adjusted to reflect the pro forma recapitalization of FWI. The pro forma recapitalization of FWI adjusts each existing share of FWI on a 1.8 to 1.0 ratio to reflect the adjustment necessary to accomplish the exchange ratio in the transaction (18 million shares of BIOF common stock exchanged for 10 million shares of FWI common stock).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BioFarm,Inc
                                            --------------------
                                            (Registrant)

Date:  March 3, 2005

                                              By: /s/ Alexander von Welczeck
                                                  ------------------------------
                                                  Alexander von Welczeck
                                                  Chief Executive Officer